UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           DECORATOR INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)

                    ----------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1)     Title of each class of securities to which transaction applies:
        (2)     Aggregate number of securities to which transaction applies:
        (3)     Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)     Proposed maximum aggregate value of transaction:
        (5)     Total fee paid:
[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)     Amount Previously Paid
        (2)     Form, Schedule or Registration Statement No.:
        (3)     Filing Party:
        (4)     Date Filed:

                           DECORATOR INDUSTRIES, INC.
                        10011 PINES BOULEVARD, SUITE 201
                            PEMBROKE PINES, FL 33024

                           NOTICE OF ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 24, 2006

TO THE STOCKHOLDERS OF DECORATOR INDUSTRIES, INC.

         Notice is hereby given that the annual meeting of the stockholders of Decorator Industries, Inc. will be held at Suite 201, 10011 Pines Blvd., Pembroke Pines, Florida, on May 24, 2006 at 9:30 A.M., local time, for the purpose of:

         (a) Electing two directors.

         (b) Acting upon the proposal that the stockholders approve the 2006 Incentive Stock Option Plan.

         (c) Transacting such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors fixed the close of business on April 5, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

         Copies of the Company's proxy statement for the meeting and annual report to stockholders for the fiscal year ended December 31, 2005 are furnished herewith.

         PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT COMPLIANCE WITH THIS REQUEST WILL BE APPRECIATED AND WILL ASSIST IN OBTAINING A QUORUM. YOUR PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING NOTICE TO THE UNDERSIGNED.

                                     By Order of the Board of Directors

                                               MICHAEL K. SOLOMON
                                                    Secretary

April 12, 2006

                                 PROXY STATEMENT

                           DECORATOR INDUSTRIES, INC.
                              10011 Pines Boulevard
                            Pembroke Pines, FL 33024

                                 April 12, 2006

         This statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of stockholders of Decorator Industries, Inc. (the "Company"), to be held May 24, 2006 at the place and time and for the purposes set forth in the foregoing Notice of Annual Meeting, and at any adjournment thereof. This proxy statement and the enclosed form of proxy and annual report for 2005 were mailed to stockholders on or about April 12, 2006.

         Proxies in the form enclosed are solicited on behalf of the Board of Directors of the Company. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers or other employees of the Company may solicit proxies personally or by telephone or other means and the Company may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing.

         The accompanying proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation either personally or in writing to Michael K. Solomon, Secretary of the Company, 10011 Pines Blvd. Suite 201, Pembroke Pines, FL 33024. Unless the proxy shall have been properly revoked, the shares represented by proxies in the enclosed form will be voted. Each such proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the Board of Directors' nominees named below and for approval of the 2006 Incentive Stock Option Plan.

         Only holders of record of the Company's Common Stock, par value $.20 per share ("Common Stock"), at the close of business on April 5, 2006 will be entitled to vote at the meeting. As of March 31, 2006, there were 2,982,390 shares of Common Stock outstanding, the holders of which are entitled to one vote per share, except for cumulative voting in the election of directors, as explained below.

         A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the total number of votes entitled to be cast at the meeting. Directors will be elected at the meeting by a plurality of the votes cast. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter.

         Stockholders are entitled to cumulative voting in the election of directors, which means that a stockholder is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for one nominee or divide them between the two nominees.

                              ELECTION OF DIRECTORS

         The Board of Directors consists of three classes of directors with staggered terms. A purpose of the meeting is the election of two directors to serve for a term of three years. The last two columns of the tables below give information regarding the Common Stock beneficially owned by the nominee or director as of the close of business on March 31, 2006. The percentages in the last column were computed by dividing the number of shares beneficially owned by the total of the number of shares of Common Stock outstanding and the number of shares of Common Stock, if any, which the named nominee or director was entitled to acquire within 60 days of March 31, 2006 through the exercise of stock options. Mr. Bassett is trustee of the Trust under the Stock Plan for Non-Employee Directors (the "Trust").

NOMINEES FOR ELECTION AS DIRECTORS

         Information regarding the nominees for election as directors is set forth below:

                                                                  Common Shares     Percent
                                                      Director     Beneficially       of
     Name           Age     Principal Occupation       Since           Owned         Class
     ----           ---     --------------------      --------    -------------      ------
Joseph N. Ellis     77      Management Consultant       1993          2,500 (1)        --

Ellen Downey        53      Retired Treasurer           1997          1,562 (1)        --
                            Ryder Systems, Inc.

----------
(1) Excludes shares held in the Trust of 19,371 for Mr. Ellis and 18,912 for Ms. Downey.

         Joseph N. Ellis founded La Salle-Deitch Co., Inc., a distributor of products for the manufactured housing and recreational vehicle industry in 1963, and served as its President, Chief Executive Officer and Chairman from 1971 until his retirement in 1992.

         Ellen Downey was employed by Ryder Systems, Inc. in various financial positions from 1978 to 1991 and from 1991 to 1993 served as Vice President and Treasurer of that company.

         The above persons were nominated for the office of director by the present Board of Directors, upon the recommendation of the Nominating Committee. Such persons have advised the Company that they are willing to serve as directors for the term for which they are standing for election. If at the time of the meeting either of the nominees should be unable or unwilling to serve as a director for any reason, it is intended that the enclosed proxy will be voted for the election of such person, if any, as is designated by the Board of Directors to replace such nominee, unless the proxy withholds authority to vote for nominees.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE MEETING

         Information regarding the directors whose terms of office continue after the annual meeting is set forth below:

                                                                                        Common Shares   Percent
                                                                   Director    Term      Beneficially     of
     Name                   Age     Principal Occupation             Since    Expires       Owned        Class
     ----                   ---     --------------------           --------   -------   -------------   -------

William A. Bassett          69      Chairman of the Board,            1980     2007      339,112 (1)     11.25%
                                    President and Chief Executive
                                    Officer of the Company

William A. Bassett, as                                                                    60,802 (2)      2.04%
Trustee for the Trust

Thomas L. Dusthimer         71      Consultant to and Director        1997     2007        1,250 (3)        --
                                    of Key Bank Elkhart

William C. Dixon            48      President and CEO of              2002     2008        1,000 (3)        --
                                    BFD of Metro Washington, Inc.

Terrence H. Murphy          55      Attorney                          2005     2008           -- (3)        --

----------
(1) Includes 31,250 optioned shares which may be acquired within 60 days.
(2) Mr. Bassett disclaims beneficial ownership of these shares.
(3) Excludes shares held in the Trust of 17,631 for Mr. Dusthimer, 4,559 for Mr. Dixon, and 329 for Mr. Murphy.

         William A. Bassett has been President of the Company since 1980, Chief Executive Officer since 1993 and Chairman of the Board since 1994.

         Thomas L. Dusthimer has served as a consultant to and director of Key Bank (Elkhart, Indiana District) since 1992. From 1973 until his retirement in 1992, Mr. Dusthimer served in various executive positions, including President, Chief Executive Officer and Chairman, with Ameritrust Indiana Corporation and Ameritrust National Bank.

         William C. Dixon was appointed as a director in November 2002. Mr. Dixon is President, CEO, and 75% owner of BFD of Metro Washington, Inc. He is also President, CEO, and 60% owner of KHF of Metro Washington, Inc. BFD was established in 2002; KHF was established in 2005, and both companies operate furniture stores in the Washington, DC market. Previously, he had been President and CEO of Barnes Furniture Co., Inc. from 1998 to 2005. Barnes is a privately held retail furniture company. Mr. Dixon is the nephew of William A. Bassett.

         Terrence H. Murphy was elected to the board in 2005 He is a shareholder in Klett Rooney Lieber & Schorling, a Professional Corporation, a law firm with offices in Pittsburgh, Philadelphia and Harrisburg, Pennsylvania, and other cities. Mr. Murphy is Co-Chair of the firm's Labor and Employment Law Group and has held that position for more than five years. Klett Rooney Lieber & Schorling serves as legal counsel to the Company.

         At March 31, 2006, the officers and directors of the Company as a group had sole or shared voting or investment power as to 445,676 shares of the Company's Common Stock, which together with 68,030 optioned shares that could be acquired within 60 days after March 31, 2006, would constitute 16.84% of the total shares then outstanding.

DIRECTOR INDEPENDENCE
         All directors and nominees for director, except Mr. Bassett, are independent as defined in the Company Guide of the American Stock Exchange LLC.

ATTENDANCE AT STOCKHOLDER MEETINGS
         Directors are expected to attend all stockholder meetings if reasonably possible. All members of the Board attended the originally scheduled 2005 annual meeting of stockholders.

CODE OF ETHICS
         The Company has adopted a Code of Conduct and Ethics which covers all directors, officers, and managers of the Company. It was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004.

                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors has the following committees: Audit Committee, Compensation Committee, and Nominating Committee.

         During the fiscal year 2005, the Board of Directors held five meetings.

         The Audit Committee consists of Joseph N. Ellis (Chairman), Ellen Downey, Thomas L. Dusthimer and William C. Dixon. The Audit Committee met four times during 2005. See "Audit Committee Report" herein.

         The Compensation Committee consists of Thomas L. Dusthimer (Chairman), Joseph N. Ellis, and Ellen Downey. The function of the Compensation Committee is to determine the salary, bonus and benefits for the Chief Executive Officer of the Company and to recommend to the Board the salary, bonus and benefits for all other officers. The Compensation Committee met once in 2005.

         The Nominating Committee consists of Ellen Downey (Chairwoman), Joseph
N. Ellis, and Thomas L. Dusthimer. The function of the Nominating Committee is to recommend to the Board persons to be nominated by the Board for election as directors and persons to be elected by the Board to fill any vacancies on the Board. The Nominating Committee met once in 2005. See "Nominating Committee Report" herein.

         During the year 2005, all directors attended at least 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

                              DIRECTOR COMPENSATION

         Directors who are not employees of the Company are paid an annual retainer fee of $11,000 for their scheduled services as directors, which includes four meetings per year. Directors are paid $2,000 for each additional meeting. Members of the Audit Committee are paid ($2,000 per meeting for chairman and $1,500 per meeting for other members) for attending Audit Committee meetings. All fees are paid quarterly in shares of the Company's Common Stock valued at their closing price on the American Stock Exchange on the third business day following the release of sales and earnings for the preceding fiscal year. Under the Company's Stock Plan for Non-Employee Directors, such directors may elect to defer receipt of their shares, until after they leave the Board, by having them delivered to the Trust established under the Plan.

                             PRINCIPAL STOCKHOLDERS

         See "Directors Whose Terms Continue After the Meeting" above for the stockholding of William A. Bassett, Chairman of the Board, President and Chief Executive Officer of the Company.

         Robert E. Robotti of New York, New York has reported on his Schedule 13D dated March 24, 2006 shared voting and dispositive power with respect to 583,147 shares (19.55%) of the Company's Common Stock, including 361,064 shares reported by Robotti & Company, LLC and 217,318 shares reported by The Ravenswood Investment Company, L.P., and Kenneth R. Wasiak of New York, New York reported on the same Schedule 13G shared voting and dispositive power with respect to 222,083 of those shares (7.45%).

         FMR Corp. of Boston, Massachusetts has reported on its Schedule 13G/A dated February 14, 2006 that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, had sole investment power with respect to 243,515 shares (8.17%) of the Company's Common Stock.

         Prides Capital Partners, L.L.C. of Boston, Massachusetts has reported on its Schedule 13D/A dated February 7, 2006 that it has shared voting and dispositive power with respect to 227,900 shares (7.64%) of the Company's Common Stock.

                             EXECUTIVE COMPENSATION

     EMPLOYMENT AGREEMENT

         The Company amended its employment agreement with Mr. Bassett in July 2003 and in May 2004. The amendments extended his employment until December 31, 2007 (the "First Term"). For the five years commencing January 1, 2008, the Company will employ Mr. Bassett as an employee/consultant (the "Second Term"). His salary during the First Term shall be no less than $336,000 per annum, to be payable no less frequently than equal monthly installments. He will be eligible for annual increases and bonuses commensurate with his and the Company's performance during the preceding year, the payment and amount of which is to be at the discretion of the Compensation Committee of the Board of Directors.

         During the Second Term, Mr. Bassett will receive compensation of at least 70% of either his salary for 2007, or the average of his salary for 2005, 2006, and 2007, whichever is greater, payable in not less than equal monthly installments. In addition, the Company will maintain a long term care policy for Mr. Bassett and his wife for the Second Term. The Company shall also continue, maintain and pay the premiums on a $1,000,000 insurance policy and a $1,000,000 key man insurance policy on the life of Mr. Bassett, the proceeds of which key man insurance less the death benefits payable under the terms of his employment agreement, shall be payable to Mr. Bassett or his personal representative or named beneficiary.

ANNUAL COMPENSATION AND STOCK OPTIONS

         The following table shows the compensation of certain executive officers of the Company (the "Named Executive Officers") for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-term
                                                                                    Compensation
                                                 Annual Compensation                    Awards
                                     -------------------------------------------    ------------
Name and                    Fiscal                                                     Optioned          All Other
Principal Position           Year    Salary ($)(1)       Bonus($)    Other($)(2)     Shares(#)(3)     Compensation (4)
------------------          ------   -------------       --------    -----------     ------------     ----------------
William A. Bassett           2005       336,000           50,000          *                 --             37,085
Chairman of the Board,       2004       336,000           64,000          *             12,500             36,734
President and Chief          2003       343,462           57,571          *                 --             36,207
Executive Officer

Michael K. Solomon           2005       145,200           22,000       23,618               --              1,738
Vice President, Treasurer    2004       136,500           22,000          *              3,200              1,637
Chief Financial Officer,     2003       130,614           20,000          *                 --              1,474
And Secretary

William A. Johnson           2005       125,000           20,000          *             17,500              1,480
Controller                   2004       110,000           20,000          *              5,000              1,275
                             2003        99,423           17,500          *                 --              1,114

----------
(1) The fiscal year 2003 was a 53-week fiscal period.
(2) Medical/dental reimbursement plan payments, country club memberships, personal use of Company vehicles, and payments made in accordance with Company policy for disqualifying sales of Common Stock acquired upon the exercise of a qualified stock option. For 2005, payment to Mr. Solomon for such a sale was $16,000. This payment provided a net benefit to the Company of $6,369. An asterisk indicates that the total of other annual compensation for that year was less than 10% of salary and bonus for that year.
(3) In March 2004, Mr. Bassett received an option for 12,500 shares. In March 2005, Mr. Bassett surrendered this option and did not receive any compensation for the surrender.
(4) Premiums paid by the Company on life and long-term disability insurance policies, and Company contributions to the 401(k) Retirement Savings Plan.

         Mr. Solomon, age 56, has been Vice President of the Company since 1994, Treasurer and Chief Financial Officer since 1985, and Secretary since March 2005. He beneficially owns 88,780 shares of Common Stock, including 18,780 optioned shares that may be acquired within 60 days of March 31, 2006.

         Mr. Johnson, age 46, has been Controller of the Company since January 1997 and an officer of the Company since June 1998. He beneficially owns 18,700 shares of Common Stock, including 18,000 optioned shares that may be acquired within 60 days of March 31, 2006.

         The Company's medical and dental reimbursement plan provides reimbursement to the corporate and certain divisional officers of the Company and their dependents (as defined in Section 152 of the Internal Revenue Code) for their medical and dental expenses. Benefits under the plan are limited to 10% of the participant's compensation during the plan year. The plan also prohibits any participant from receiving "double reimbursement"; i.e., if a participant receives reimbursement from another source, he or she must remit to the Company benefits received under the plan.

         On September 1, 1998 the Company began a 401(k) Retirement Savings Plan which is available to all eligible employees. To be eligible for the plan, the employee must be at least 21 years of age and have completed one year of employment. Eligible employees may contribute up to 75% of their earnings with a maximum of $14,000 for 2005 ($18,000 for employees over 50 years of age) based on the Internal Revenue Service annual contribution limit. Up until December 31, 2005, the Company matched 25% of the first 4% of the employee's contributions up to 1% of the employee's earnings. As of January 1, 2006, the Company began matching 25% of the first 6% of the employee's contributions up to 1.5% of the employees earnings. Contributions are invested at the direction of the employee in one or more funds. Company contributions begin to vest after two years.

         On April 3, 1995 the Board of Directors adopted, and on June 5, 1995 the stockholders approved, the Company's 1995 Incentive Stock Option Plan (the "1995 Plan") which has a term of ten years. The 1995 Plan authorizes the issuance of up to 520,830 shares (as adjusted for stock splits) of Common Stock pursuant to stock options granted to key employees of the Company. The purchase price of optioned shares must be the fair market value of the Common Stock on the date of grant, and the maximum term of the options is ten years; in the case of options granted to employees who own more than 10% of the outstanding Common Stock, however, the purchase price must be 110% of the fair market value of the Common Stock on the date of grant and the term of the option cannot exceed five years. The number of shares that may be issued under the 1995 Plan, the number of optioned shares and the purchase price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like.

         The following table sets forth information concerning the grant of stock options during the fiscal year 2005 to the Named Executive Officers pursuant to the 1995 Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         Potential Realizable Value (1)
                          Number of           % of Total     Exercise     Expiration     ------------------------------
Name                   Shares Optioned     Shares Optioned     Price         Date                5%         10%
----                   ---------------     ---------------   --------     ----------             --         ---
William A. Johnson         5,000                 28.6%         $8.25       3/4/2015           $25,942     $65,742
William A. Johnson        12,500                 71.4%         $9.30       4/1/2015           $73,109    $185,273

----------------------
(1) Potential realizable value is based on the assumption that the market price of the Common Stock appreciates at the annual rates shown (compounded annually) from the date of grant until the end of the option term. Potential realizable value is shown net of exercise price. These numbers are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

         The following table sets forth information concerning the exercise of stock options during fiscal year 2005 by the Named Executive Officers and the value of their unexercised, in-the-money stock options at the end of that fiscal year December 31, 2005). All options outstanding at December 31, 2005, have a ten year term. Options granted in 1996 and 1997 vest 20% on the date of the grant and 20% each year thereafter, and options granted in 1998 and 2004 vest 20% each year beginning at the end of the first year. The options granted in 2002 have varying vesting schedules.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                    Value of
                         Shared Acquired         Value       Optioned Shares       Options At
       Name                on Exercise          Realized      at 12/31/05(#)     12/31/05($)(1)
       ----              ---------------        --------     ---------------     --------------
William A. Bassett            26,041            $101,555        57,291 (2)          $153,071
                                                                    --                    --

Michael A. Solomon            20,832             $93,744        18,140 (2)            $5,250
                                                                 2,560 (3)                --

William A. Johnson                --                  --        13,500 (2)           $27,375
                                                                21,500 (3)                --

----------
(1) Assumes a market value of $8.05 per share, which was the closing price on the American Stock Exchange on December 30, 2005.
(2) Exercisable.
(3) Unexercisable.

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors has approved the salaries of the executive officers of the Company on an annual basis. In approving the salaries, the Board considered the size of the Company, its performance during the previous fiscal year, the responsibilities and performance of the executive officer, and such other factors as the directors wished to consider. No pre-determined formula or guidelines were used, and no specific weight was given to any one factor.

         The Board has also granted stock options to executive officers and other key employees as a means of further motivating them to exert their best efforts on behalf of the Company.

         The salary and other benefits of Mr. Bassett, Chief Executive Officer of the Company, for the fiscal years 2004 and 2005 were determined by the Board of Directors (without Mr. Bassett's participation) upon recommendation of the Compensation Committee, which was composed of Messrs. Ellis, Dusthimer, and Ms. Downey. Such recommendation was based upon consideration of his and the Company's performance during the previous fiscal year, the responsibilities of that office, and Mr. Bassett's contributions to the growth and development of the Company. No specific weight was given to any one of the factors considered.

         For the year 2006 and subsequent years, the Compensation Committee, composed of independent directors, will determine the salary, bonus and benefits of the Chief Executive Officer and will recommend to the Board the salary, bonus and benefits of the other officers of the Company. In determining the compensation of the Chief Executive Officer, the Compensation Committee will consider (i) the compensation package as a whole, including his or her salary, bonus, stock options and other perquisites, (ii) his or her performance both quantitatively and qualitatively, (iii) whether the financial goals of the Company, including both sales growth and return on equity have been met, (iv) the sales/revenue increases of the Company, (v) the compensation packages of other companies of similar size and in the Company's line of business, to the extent such information is available, and (vi) such other factors as the Committee may deem relevant at the time.

         Board of Directors: William A. Bassett, Joseph N. Ellis, William C. Dixon, Ellen Downey, Thomas L. Dusthimer, Terrence H. Murphy

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on our records and other information, we believe that during the fiscal year 2005 all of our directors and executive officers complied with the reporting requirements of section 16(a) of the Securities Exchange Act of 1934 in a timely manner.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors serves as a focal point for communications among the Board, the outside auditors and management as their duties relate to financial accounting, reporting and internal controls. It reviews the overall plan of the annual independent audit, the financial statements, the scope of audit procedures, the performance of the Company's independent auditors, and the independent auditors' evaluation of internal controls. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities as to accounting policies, financial reporting practices and the sufficiency of auditing with respect thereto; however, management has the primary responsibility for the financial statements and the financial reporting process. The Audit Committee is to select the Company's outside auditors and review and oversee any "related party transactions" with the Company.

         The Board has determined that the current members of the Committee, listed below, are "independent" as defined in Section 121A of the Company Guide of the American Stock Exchange, and in Rule 10A-3 under the Securities Exchange Act of 1934 and that the Committee qualifies under Section 121B(2) of the Company Guide. The Board of Directors has determined that Ellen Downey qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

         The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2005 and has also discussed with Louis Plung & Company, the Company's independent auditors for that fiscal year, their judgment as to the acceptability and quality of the Company's accounting principles and the other matters required by Statement on Auditing Standards 61 to be discussed with the independent auditors. In addition, the Audit Committee received from Louis Plung & Company the written disclosures and letter required by Independence Standards Board Standard No. 1 and has discussed with them their independence from the Company and its management. The Committee has also considered whether the provision of nonaudit services to the Company by Louis Plung & Company is compatible with maintaining their independence. Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2005 be included in the Company's Annual Report on Form 10-K for that fiscal year and for filing with the Securities and Exchange Commission.

         Audit Committee: Joseph N. Ellis, Chairman, Ellen Downey, Thomas L. Dusthimer and William C. Dixon.

                           NOMINATING COMMITTEE REPORT

         The Board of Directors has adopted a Resolution which establishes the Nominating Committee and sets forth its functions. The Resolution provides as follows:

                  The Nominating Committee of the Board of
                  Directors shall consist of two or more
                  directors, each of whom shall be an
                  "Independent Director" as defined in the Company Guide of the American Stock Exchange LLC ("Amex"), and no director shall qualify as independent unless the Board affirmatively determines that he or she does not have a material relationship with the Company that would interfere with the exercise of independent judgment. The Committee shall elect its Chairperson from among its membership. The function of the Nominating Committee shall be to recommend to the Board persons to be nominated by the Board for election as directors and persons to be elected by the Board to fill any vacancies on the Board.

                  No employee or Floor Member of the Amex may be nominated as a director of the Company. The Committee will consider for recommendation to the Board nominees proposed by the shareholders entitled to vote who deliver notice to the Secretary of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year's annual meeting, commencing with the annual meeting in the year 2005.

                  The members of the Nominating Committee
                  shall hereafter be Ellen Downey
                  (Chairperson), Joseph N. Ellis, and Thomas
                  L. Dusthimer, each of whom is an Independent
                  Director who has been determined by the
                  Board not to have a material relationship with the Company that would interfere with the exercise of independent judgment.

         No shareholders proposed nominees for election as directors at this annual meeting. The two nominees approved by the Board were recommended by the Nominating Committee because of their experience and knowledge of the Company's business and industry. The Committee considered the following factors in evaluating proposed nominees:

         o the needs of the Company with respect to the particular talents and experience of its incumbent directors;

         o the knowledge, skills and experience of the candidate, including experience in the markets the Company services, business, finance, in light of prevailing business conditions, and the knowledge, skills and experience already possessed by other members of the Board;

         o        experience with accounting rules and practices;

         o        references obtained with respect to the candidate;

         o the amount of time the candidate can devote to serving on the Board, and the number of other boards and board committees on which the candidate serves; and

         o the desire to balance the considerable benefit of continuity with the periodic injection of fresh perspectives provided by new members.

         There are no stated minimum criteria for director nominees. None of the foregoing factors is an absolute requirement. The Nominating Committee will evaluate all of these factors, and others, as necessary to satisfy the Company's needs and objectives at the time a candidate is being considered. The Nominating Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

                    SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

         The Board has established a process for shareholders to communicate with members of the Board. The Chairperson of the Nominating Committee, with the assistance of the Company's Secretary, is primarily responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors, as he or she considers appropriate. Shareholders who wish to send communications to the Board may do so by writing:
Ellen Downey, Chairperson of the Nominating Committee, c/o the Company's Secretary, 10011 Pines Blvd. Suite 201, Pembroke Pines, FL 33024.

                  APPROVAL OF 2006 INCENTIVE STOCK OPTION PLAN

         On February 28, 2006, the Board of Directors adopted the 2006 Incentive Stock Option Plan (the "Plan) and directed that the Plan be submitted to the shareholders at the 2006 annual meeting for their approval.

         The purpose of the Plan is to provide financial incentives for selected key personnel of the Company, thereby promoting the long-term growth and financial success of the Company by (i) attracting and retaining personnel of outstanding ability, (ii) strengthening the Company's capability to develop and maintain a competent management team, (iii) motivating key personnel to achieve long-range performance goals and objectives and (iv) providing incentive compensation opportunities competitive with those of other corporations.

SUMMARY OF THE PLAN

         The Plan authorizes the granting of stock options to full-time employees who are responsible for the management, growth and protection of the business of the Company. Optionees shall be selected by the Board of Directors, on the recommendation of the company's Compensation Committee of the Board of Directors (the "Committee"), from among those eligible; except that any grants to the chief executive officer of the Company will be made by the Committee.

         Awards to participants will be administered by the Committee. The Committee is authorized, in its discretion but within the parameters set forth in the Plan, to recommend those officers and employees who shall receive awards, the number of shares to be optioned and the time or times when awards shall be made and to interpret the terms and provisions thereof. The Committee has general authority to interpret the Plan and establish rules and regulations for its administration.

         Up to 250,000 shares of Common Stock may be issued or delivered by the Company under the Plan, which may include newly-issued or treasury shares. The number and kind of shares that may be issued, the number of shares subject to outstanding options, the exercise (purchase) price per share and other relevant provisions are subject to appropriate adjustments for stock splits, stock dividends, reverse splits, recapitalizations, a merger in which the Company is the surviving corporation or other similar capital change. Such adjustment shall be determined by the Board of Directors, whose determination shall be binding on all persons.

         Incentive Stock Options. Stock options granted under the Plan are intended to be "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year, under all plans of the optionee's employer corporation and its parent and subsidiary corporations, cannot exceed $100,000. An ISO granted to any employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary must expire no later than five years after the date of grant, and the exercise price must be at least 110% of the fair market value of the stock at the time of grant. No ISO may be exercisable more than three months after termination of the optionee's employment with the Company or with a parent or subsidiary corporation of the Company, except that when such employment is terminated because of permanent and total disability within the meaning of
Section 22(e)(3) of the Code ("Permanent Disability") or death, such period may be one year.

         Terms and provisions of stock options. The terms and provisions of stock options shall be determined by the Committee, provided that (a) the exercise price must be at least 100% of the fair market value (as defined) of the stock at the time of grant, as determined by the Committee, (b) the options must expire no later than ten years from the date of grant, and (c) the options must comply with the applicable requirements as set forth in "Incentive Stock Options" above. The terms and provisions of option grants need not be uniform. In the case of death while employed by the Company or within 90 days after termination of employment, the option may be exercised by the optionee's legal representative within 12 months after the date of death, but only to the extent the option was exercisable at the time of death. In the event an optionee's employment is terminated for any other reason after the optionee shall have been continuously employed by the Company for at least one year after the granting of the option, the option may be exercised within 90 days after such termination, but only to the extent the option was exercisable at the date of such termination. However, if an optionee's employment is terminated by reason of disability, or if the optionee becomes disabled within 90 days after the termination of employment, the Board may extend the time within which the option may be exercised, but it may be exercised only to the extent it was exercisable at the date of termination of employment. Notwithstanding the foregoing, in no event may any option be exercised after its date of expiration.

         Stock option agreement. Each stock option shall be evidenced by a stock option agreement in such form and containing such provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine, subject to the approval of the Board of Directors. The terms and provisions of such agreements need not be uniform.

         Manner of exercise. Stock options may be exercised by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice of exercise must be accompanied by payment in full of the exercise price in cash or by check or by delivering to the Company shares of its Common Stock having a fair market value equal to the required purchase price. If the shares delivered to the Company were originally acquired from the Company, either directly or indirectly, upon the exercise of an Option or otherwise, such shares must have been held by the Optionee for the requisite period specified in
Section 422(a) of the Code. At the Optionee's election, such shares may be constructively delivered to the Company through "attestation"; that is, the Optionee (or the registered securities broker holding the shares on behalf of the Optionee) must provide the Company a written statement attesting to the Optionee's ownership of the shares that are intended to be delivered to the Company and to the period the shares have been owned by the Optionee. Upon receipt of such a statement, the Company will treat such shares as constructively exchanged and will issue to the Optionee (or the broker, if appropriate) a stock certificate for the number of shares for which the Option was exercised, minus the number of shares used to pay for the exercise through the constructive delivery.

         The Board, on the recommendation of the Committee, may accept surrender of the right to exercise an option in whole or in part and authorize a payment in consideration therefor of an amount equal to the excess of the fair market value of the shares over the option exercise price, such payment to be in shares of Common Stock valued at their fair market value on the date of surrender of the option, or in cash, or partly in such shares and partly in cash.

         Nontransferability. No stock option awarded under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution. Options shall be exercisable during the optionee's lifetime only by the optionee.

         Stockholder rights. An optionee has no rights as a stockholder with respect to any stock covered by the option until the issuance to the optionee of a stock certificate representing such stock.

         No right to employment. Neither the establishment of the Plan nor any action taken by the Company, the Board or the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the service of the Company.

         Consolidation or merger. In the event of a consolidation or merger in which the Company is not the surviving corporation, the holder of any then outstanding option shall thereafter be entitled to receive, upon exercise of the option, the same number and kind of shares, securities or other property as he or she would have received had the option been exercised immediately prior to such merger or consolidation.

         Amendments. The Board may at any time amend the Plan as it deems advisable. No such amendment, however, may adversely affect any stock option theretofore granted, except to the extent deemed necessary or advisable by the Board to assure that the option qualifies as an ISO and meets the requirements of Rule 16b-3 under the Securities and Exchange Act of 1934. No amendment may be made, however, unless approved by the shareholders of the Company, which would
(a) increase the maximum number of shares of Common Stock available under the Plan (subject to adjustment as explained above), (b) reduce the exercise price of options below the prices provided for in the Plan, (c) extend the period within which options may be granted, (d) extend the term of the options beyond ten years from the date of grant or (e) change the designation of the person or classes of persons eligible to receive such awards under the Plan.

         Term of Plan. The Plan will expire at midnight on February 27, 2016 unless earlier terminated by the Board of Directors; however, options granted prior to the expiration of the Plan will remain in effect in accordance with their respective provisions.

     FEDERAL INCOME TAX CONSEQUENCES

         Under the Code as currently in effect, there is no taxable income to an optionee when an ISO is granted to the optionee or when the ISO is exercised. The excess, however, of the fair market value of the underlying shares on the date of exercise over the option exercise price will be an item of tax preference and, accordingly, must be taken into account in determining whether the optionee is subject to the alternative minimum tax for the year of exercise. If the optionee does not dispose of the shares within one year of the date on which the shares are transferred to the optionee nor within two years of the date of option grant, any gain realized upon the disposition will be taxable as long-term capital gain. However, if the optionee does not satisfy the applicable holding period, the excess of fair market value of the shares on the date of exercise over the option exercise price (but not exceeding the amount by which the sale price of the shares exceeds the option price) will be taxable as ordinary income for the year in which the shares are disposed of. The Company will be entitled to a corresponding tax deduction for any amounts which are taxable to an optionee as ordinary income. The Plan provides that in the event that an optionee is subject to the alternative minimum tax as a result of the exercise of an option, such optionee may, with the approval of the Committee, provide for the payment of the additional income tax resulting from such exercise by delivering to the Company shares of Common Stock having a fair market value equal to the additional income tax, such fair market value to be credited to the optionee's income tax withholding account with the Company.

         The closing price of the Common Stock on the American Stock Exchange on March 30, 2006 was $8.75.

         Approval of the Plan will require the affirmative vote of a majority of the votes cast on the Plan.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

                                PERFORMANCE GRAPH

         Set forth below is a graph which compares the value for the five calendar years ended December 31, 2005 of $100 invested at the close of trading on December 31, 2000, in each of the following investment alternatives: (a) the Company's Common Stock, (b) the "Russell 2000" Index, and (c) the "S & P 500" Index. The graph has been prepared assuming the reinvestment of all cash dividends paid during the period. The Company is not able to identify a peer group for comparison purposes.

                               [GRAPHIC OMITTED]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Among Decorator Industries, Inc., The S & P 500 Index and The Russell 2000 Index

                 12/00      12/01      12/02      12/03      12/04      12/05
                 ------     ------     ------     ------     ------     ------
                                          (In Dollars)

DECORATOR        100.00     152.61     211.70     260.20     337.51     342.31
S & P 500        100.00      88.12      68.64      88.33      97.94     102.75
RUSSELL 2000     100.00     102.49      81.49     120.00     142.00     148.46

                             DISCRETIONARY AUTHORITY

         At the time of mailing copies of this proxy statement to stockholders, the election of directors and the 2006 Incentive Stock Option Plan were the only matters known by management that will be presented for action at the annual meeting of stockholders. Should any other matters come before the meeting, action may be taken thereon pursuant to proxies in the form enclosed, which confer discretionary authority upon the persons named therein or their substitutes with respect to any such business which may properly come before the meeting.

                             CONCERNING THE AUDITORS

         Louis Plung & Company are the independent public accountants of the Company and have been selected as the Company's independent public accountants for the current fiscal year by the Audit Committee. Representatives of such firm are not expected to be in attendance at the annual meeting.

AUDIT FEES

         The following table presents fees for professional audit services rendered by Louis Plung & Company for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2005 and January 1, 2005, and fees billed for other services rendered by Louis Plung & Company during those periods.

         Audit Fees(1)     Audit Related Fees(2)     Tax Fees(3)     All Other Fees     Total
         -------------     ---------------------     -----------     --------------     -----
2005        $46,500              $17,000               $21,500              --         $85,000
2004        $43,250                   --               $19,500              --         $62,750

----------
(1) Professional services rendered for the audit of the Company's financial statements for the fiscal years ended December 31, 2005 and January 1, 2005, the audit of the Company's 401(k) plan, and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.
(2) Professional services rendered in 2005 for the restatement of the Company's fiscal 2004 interim financial statements.
(3) Professional services rendered for the preparation of the Company's federal, state, and local tax returns.

    POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT
                        SERVICES OF INDEPENDENT AUDITOR

         The Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by outside auditors, and will not engage outside auditors to perform any non-audit services proscribed by law or regulation. The Audit Committee may delegate authority for the pre-approval of all audit and non-audit services to a member of the Committee. All such approvals will be reported to the Audit Committee at its next scheduled meeting. The approval of a non-audit service to be performed by the outside auditors shall be disclosed to the investors in a timely manner in accordance with applicable regulations.

                                OTHER INFORMATION

         The Nominating Committee will consider nominees recommended by stockholders for election as directors at the annual meeting in the year 2007 if information concerning the recommended nominees is received by the Company not later than March 14, 2007 and not before February 12, 2007.

         Stockholder proposals intended to be presented at the annual meeting in the year 2007 must be received by the Company prior to January 8, 2007 to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                     By Order of the Board of Directors

                                               MICHAEL K. SOLOMON
                                                    Secretary